AGREEMENT AND PLAN OF MERGER

                                  by and among

                            WEDGE NET EXPERTS, INC.;

                           SEQUIAM ACQUISITIONS, INC.;

                               GREGORY M. WALTERS;

                                 SEQUIAM,  INC.;

                                       and

                               the shareholders of

                                 SEQUIAM,  INC.

                            Dated as of March 1, 2002





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
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                               Merger Agreement - Page  iv
                                    TABLE OF CONTENTS

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1.   DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . . . . . . . . . .    1
1.1     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.2     Section References and Schedules.. . . . . . . . . . . . . . . . . . .    6

2.   THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
2.1     The Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
2.2     Effect of the Merger.. . . . . . . . . . . . . . . . . . . . . . . . .    7
2.3     Articles of Incorporation; Bylaws; Directors and Officers. . . . . . .    7
2.4     Conversion of Securities.. . . . . . . . . . . . . . . . . . . . . . .    7
2.5     Adherence with Applicable Securities Laws. . . . . . . . . . . . . . .    8

3.   THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
3.1     Time and Place of Closing. . . . . . . . . . . . . . . . . . . . . . .    8
3.2     Documents to be Delivered by Sequiam.. . . . . . . . . . . . . . . . .    9
3.3     Documents to be Delivered by Wedge Net.. . . . . . . . . . . . . . . .    9

4.   REPRESENTATIONS AND WARRANTIES OF THE SEQUIAM SHAREHOLDERS. . . . . . . .   10
4.1     Organization and Qualification.. . . . . . . . . . . . . . . . . . . .   10
4.2     Capitalization.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
4.3     Subsidiaries and Affiliates. . . . . . . . . . . . . . . . . . . . . .   11
4.4     Options or Other Rights. . . . . . . . . . . . . . . . . . . . . . . .   11
4.5     Ownership of Shares. . . . . . . . . . . . . . . . . . . . . . . . . .   11
4.6     Validity and Execution of Agreement. . . . . . . . . . . . . . . . . .   11
4.7     No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
4.8     Consents and Approvals.. . . . . . . . . . . . . . . . . . . . . . . .   12
4.9     Violation of Laws, Permits, etc. . . . . . . . . . . . . . . . . . . .   12
4.10    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . .   12
4.11    Sequiam Financial Statements.. . . . . . . . . . . . . . . . . . . . .   12
4.12    Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . .   12
4.13    Title to Property; Encumbrances. . . . . . . . . . . . . . . . . . . .   13
4.14    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
4.15    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
4.16    Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
4.17    Contracts and Other Agreements.. . . . . . . . . . . . . . . . . . . .   14
4.18    Sequiam Accounts Receivable. . . . . . . . . . . . . . . . . . . . . .   14
4.19    Sequiam Accounts Payable and Liabilities.. . . . . . . . . . . . . . .   14
4.20    Compensation Arrangements; Officers, Directors and Employees.. . . . .   14
4.21    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
4.22    Operations.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
4.23    Intellectual Property Rights.. . . . . . . . . . . . . . . . . . . . .   17
4.24    Employee Relations.. . . . . . . . . . . . . . . . . . . . . . . . . .   17
4.25    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
4.26    Licenses and Permits.. . . . . . . . . . . . . . . . . . . . . . . . .   17
4.27    Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
4.28    Acquisition of Exchange Shares.. . . . . . . . . . . . . . . . . . . .   18
4.29    Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
4.30    Absence of Changes.. . . . . . . . . . . . . . . . . . . . . . . . . .   18
4.31    Compliance with Laws.. . . . . . . . . . . . . . . . . . . . . . . . .   18


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4.32    Environmental and Safety Matters.. . . . . . . . . . . . . . . . . . .   18
4.33    No Debt to Related Parties.. . . . . . . . . . . . . . . . . . . . . .   19
4.34    Corporate Name.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
4.35    Non-Merger and Survival. . . . . . . . . . . . . . . . . . . . . . . .   19

5.   REPRESENTATIONS AND WARRANTIES OF WEDGE NET, ACQUISITIONS AND WALTERS . .   20
5.1     Organization and Qualification.. . . . . . . . . . . . . . . . . . . .   20
5.2     Capitalization.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
5.3     Subsidiaries and Affiliates. . . . . . . . . . . . . . . . . . . . . .   20
5.4     Options or Other Rights. . . . . . . . . . . . . . . . . . . . . . . .   20
5.5     Ownership of Wedge Net Control Shares. . . . . . . . . . . . . . . . .   20
5.6     Validity and Execution of Agreement. . . . . . . . . . . . . . . . . .   21
5.7     No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
5.8     Consents and Approvals.. . . . . . . . . . . . . . . . . . . . . . . .   21
5.9     Violation of Laws, Permits, etc. . . . . . . . . . . . . . . . . . . .   21
5.10    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . .   21
5.11    Wedge Net Financial Statements.. . . . . . . . . . . . . . . . . . . .   22
5.12    Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . .   22
5.13    Title to Property; Encumbrances. . . . . . . . . . . . . . . . . . . .   22
5.14    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
5.15    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
5.16    Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
5.17    Contracts and Other Agreements.. . . . . . . . . . . . . . . . . . . .   23
5.18    Wedge Net Accounts Receivable. . . . . . . . . . . . . . . . . . . . .   23
5.19    Wedge Net Accounts Payable and Liabilities.. . . . . . . . . . . . . .   23
5.20    Compensation Arrangements; Officers, Directors and Employees.. . . . .   24
5.21    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
5.22    Operations.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
5.23    Intellectual Property Rights.. . . . . . . . . . . . . . . . . . . . .   26
5.24    Employee Relations.. . . . . . . . . . . . . . . . . . . . . . . . . .   26
5.25    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
5.26    Licenses and Permits.. . . . . . . . . . . . . . . . . . . . . . . . .   27
5.27    Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
5.28    Acquisition of Exchange Shares.. . . . . . . . . . . . . . . . . . . .   27
5.29    Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
5.30    Absence of Changes.. . . . . . . . . . . . . . . . . . . . . . . . . .   27
5.31    Compliance with Laws.. . . . . . . . . . . . . . . . . . . . . . . . .   28
5.32    Environmental and Safety Matters.. . . . . . . . . . . . . . . . . . .   28
5.33    No Debt to Related Parties.. . . . . . . . . . . . . . . . . . . . . .   28
5.34    Corporate Name.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
5.35    Reporting Status; Listing. . . . . . . . . . . . . . . . . . . . . . .   29
5.36    Non-Merger and Survival. . . . . . . . . . . . . . . . . . . . . . . .   29

6.   COVENANTS OF SEQUIAM. . . . . . . . . . . . . . . . . . . . . . . . . . .   29
6.1     Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
6.2     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
6.3     Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

7.   COVENANTS OF WEDGE NET AND ACQUISITIONS . . . . . . . . . . . . . . . . .   30
7.1     Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7.2     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7.3     Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . .   31


                           Merger Agreement -- Page ii
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7.4     Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

8.   EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .   31

9.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . .   31
9.1     Conditions Precedent in favor of Wedge Net.. . . . . . . . . . . . . .   31
9.2     Waiver by Wedge Net. . . . . . . . . . . . . . . . . . . . . . . . . .   33
9.3     Conditions Precedent in Favor of Sequiam and the Sequiam Shareholders.   33
9.4     Waiver by Company and the Sequiam Shareholders.. . . . . . . . . . . .   35
9.5     Nature of Conditions Precedent.. . . . . . . . . . . . . . . . . . . .   35
9.6     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

10.  RISK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
10.1    Material Change in the Business of Sequiam.. . . . . . . . . . . . . .   35
10.2    Material Change in the Business of Wedge Net.. . . . . . . . . . . . .   36

11.  POST-CLOSING COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .   36
11.1    Further Information. . . . . . . . . . . . . . . . . . . . . . . . . .   36
11.2    Record Retention.. . . . . . . . . . . . . . . . . . . . . . . . . . .   36
11.3    Post-Closing Assistance. . . . . . . . . . . . . . . . . . . . . . . .   37
11.4    Public Filings.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
11.5    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

12.  SURVIVAL; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .   38
12.1    Survival of Agreements, Representations and Warranties.. . . . . . . .   38
12.2    Indemnification by Sequiam and the Sequiam Shareholders. . . . . . . .   38
12.3    Wedge Net's Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .   38

13.  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .   39
13.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
13.2    Survival After Termination.. . . . . . . . . . . . . . . . . . . . . .   39

14.  LIMITATION OF LIABILITY AND REMEDY  . . . . . . . . . . . . . . . . . . .   40
14.1    Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . . .   40
14.2    Records and Communication. . . . . . . . . . . . . . . . . . . . . . .   40

15.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
15.1    Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
15.2    Further Assurances.. . . . . . . . . . . . . . . . . . . . . . . . . .   41
15.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
15.4    Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
15.5    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
15.6    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
15.7    Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . . .   43
15.8    Waivers and Amendments.. . . . . . . . . . . . . . . . . . . . . . . .   43
15.9    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
15.10   Binding Effect, No Assignment. . . . . . . . . . . . . . . . . . . . .   43
15.11   Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
15.12   Effect of Disclosure on Schedules. . . . . . . . . . . . . . . . . . .   44
15.13   Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
15.14   Severability of Provisions.. . . . . . . . . . . . . . . . . . . . . .   44
15.15    Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
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                           Merger Agreement -- Page iii
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     THIS  AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of
March  1,  2002,  by and among WEDGE NET EXPERTS, INC., a California corporation
("WEDGE  NET");  SEQUIAM  ACQUISITIONS,  INC.,  a  California  corporation
("ACQUISITIONS");  GREGORY M. WALTERS, an individual ("WALTERS"); SEQUIAM, INC., a  Delaware  corporation  ("SEQUIAM"); NICOLAAS H. VAN DEN BREKEL, an individual
("VAN DEN BREKEL"); MARK L. MROCZKOWSKI, an individual ("MROCZKOWSKI"); JAMES W.
ROONEY,  Trustee  of  the  James  W.  Rooney Living Trust ("ROONEY"); and BREKEL
GROUP,  INC.,  a  Delaware  corporation  ("BREKEL GROUP"), with reference to the following  recitals:

     A. Sequiam is engaged in the business of developing, marketing, selling and distributing document management software known as "Sequiam;"

     B. Wedge Net is a reporting company whose common stock is quoted on the NASD "Bulletin Board" and which is seeking merger or acquisition candidates in order to create value for its shareholders;

     C.     The  respective  Boards  of  Directors  of  Wedge  Net,  Sequiam and
Acquisitions deem it advisable and in the best interests of Wedge Net, Sequiam and Acquisitions that Sequiam merge with and into Acquisitions pursuant to this Agreement and the Articles of Merger (defined in Section 1.1(a) below), and the applicable provisions of the laws of the State of California; and

     D. It is intended that the merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section
368  of  the  Internal  Revenue  Code  of  1986,  as  amended.

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual premises and covenants hereinafter set forth, each of Wedge Net, Acquisitions, Walters, Van den Brekel, Mroczkowski, Rooney and Brekel Group (each, a "Party" and collectively, the "Parties") hereby agrees as follows:

                     1.   DEFINITIONS AND INTERPRETATION

     1.1     DEFINITIONS.  In  this  Agreement the following terms will have the
             -----------
following  meanings:

     (a)     "Articles  of  Merger" means all of the following: (1) a short form
Agreement  of  Merger,  along  with  a  Certificate  of  Approval  from  each of
Acquisitions  and  Sequiam, to be executed by the parties thereto and filed with the  California  Secretary  of  State by Surviving Company, in substantially the same  form  s Schedule 1.1(a)-1, and (2) a short form Agreement of Merger, along
               ----------------
with  a  Certificate  of  Officer  from  each of Acquisitions and Sequiam, to be executed  by  the Parties thereto and filed with the Delaware Secretary of State by  Surviving  Company,  in  substantially  the same  form as Schedule 1.1(a)-2;

                                                              ----------------

     (b) "Business" means, with respect to each Party, all aspects of the business conducted by such Party, including, without limitation, the business described in the foregoing recitals and all other related activities;

     (c) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 3 hereof;

     (d) "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

     (e) "Effective Time" means the date of the filing of the Articles of Merger in the form required by the State of California, which shall provide that the Merger shall become effective upon such filing or as soon thereafter as permitted by law;

     (f) "Employment Agreements" means the employment agreements between Sequiam and each of Van den Brekel, Mroczkowski and Rooney to be entered into pursuant to Article 8 hereof substantially in the form of Schedule 8;
                                                                    ----------

     (g) "Environmental Law" means any applicable international, federal, state or local law, regulation or rule that applies to any waste, material or substance deemed to be a pollutant or a contaminant, or to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious to public health or to the environment.

     (h) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     (i) "Exchange Shares" means the 20,000,000 shares of Wedge Net common stock to be issued to the Sequiam Shareholders at Closing;

     (j) "Governmental or Regulatory Body" means any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision;

     (k) "Hazardous Substances" means without limitation any substance that is identified as hazardous or is otherwise regulated by any Environmental Law, or economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants.

     (l) "Intellectual Property Rights" means all patents, designs, formulas, know-how, trade secrets, processes, formulae, compositions, drawings, specifications, patterns, blueprints, plans, files, notebooks and records, proprietary and technical information, software source codes, licenses of technology, and product registrations, franchises, trademarks, trade names, copyrights, and service marks, and any and all other intangible personal property, together with all rights to and applications, licenses and franchises for, any of the foregoing, and all other intangible personal property;

     (m) "Material Contracts" means, with respect to Wedge Net, Acquisitions or Sequiam, the burden and benefit of and the right, title and interest of such Party in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which such Party is entitled and whereby such Party is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, leases, any agreements with employees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, including, without limitation, those contracts listed in Schedule 4.17 with
                                                              -------------
respect  to  Sequiam  and  in  Schedule 5.17  with  respect  to  Wedge  Net and
                               -------------
Acquisitions.

     (n) "Material Effect" means, with respect to each Party, a material adverse effect in the Business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) of such Party;

     (o)     "Merger  Consideration"  means  the  Exchange  Shares;

     (p) "Place of Closing" means the offices of Lee, Goddard & Duffy, LLP or such other place as Wedge Net and Sequiam may mutually agree upon;

     (q) "Preferred Shares" means the shares of Series A Convertible Preferred Stock in the capital of Wedge Net to be issued in the Private Placement;

     (r) "Private Placement" means the private sale by Wedge Net of 1,000 Preferred Shares at a price of $1,000 per Preferred Share;

     (s)     "Securities  Act"  means  the  Securities  Act of 1933, as amended.

     (t) "Sequiam Accounts Payable and Liabilities" means all accounts payable and liabilities of Sequiam due and owing or otherwise constituting a binding obligation of Sequiam and/or its affiliates (other than a Sequiam
Material  Contract)  as  of  December  31,  2001, as set forth in Schedule 4.19;
                                                                  -------------

     (u)      "Sequiam  Accounts  Receivable"  means all accounts receivable and other  debts  owing  to  Sequiam  as  of  December  31,  2001,  as  set forth in
Schedule 4.18;
-------------

     (v) "Sequiam Assets" means the undertaking and all the property and assets of the Business of Sequiam of every kind and description wherever situated including, without limitation, Sequiam Equipment, Sequiam Material Contracts, Sequiam Accounts Receivable, Sequiam Cash, Sequiam Intangible Assets and Sequiam Goodwill, and all credit cards, charge cards and banking cards issued to Sequiam;

     (w) "Sequiam Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Sequiam or relating to the Business of Sequiam;

     (x) "Sequiam Cash" means all cash on hand or on deposit to the credit of Sequiam on the Closing Date;

     (y) "Sequiam Common Stock" means all of the issued and outstanding shares of common stock in the capital of Sequiam;

     (z) "Sequiam Equipment" means all machinery, equipment, furniture, and furnishings used in the Business of Sequiam;

     (aa) "Sequiam Financial Statements" means the unaudited financial statements of Sequiam for the fiscal year ended December 31, 2001, a true copy of which is attached as Schedule 1.1(aa);
                             ----------------

     (bb) "Sequiam Goodwill" means the goodwill of the Business of Sequiam together with the exclusive right of Wedge Net and Acquirer to represent itself as carrying on the Business of Sequiam in succession of Sequiam subject to the terms hereof, and the right to use any words indicating that the Business of Sequiam is so carried on including the right to use the name "Sequiam" or any variation thereof as part of the name of or in connection with the Business of Sequiam or any part thereof carried on or to be carried on by Sequiam, the right to all corporate, operating and trade names associated with the Business of Sequiam, or any variations of such names as part of or in connection with the Business of Sequiam, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Business of Sequiam, all necessary licenses and authorizations and any other rights used in connection with the Business of Sequiam;

     (cc) "Sequiam Insurance Policies" means the public liability insurance and insurance against loss or damage to the Sequiam Assets and the Business of Sequiam as described in Schedule 4.25;
                            -------------

     (dd) "Sequiam Intangible Assets" means all of the intangible assets of Sequiam, including, without limitation, Sequiam Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Sequiam;

     (ee)     "State  Corporation  Law"  means the California Corporations Code;

     (ff) "Subscription Agreement" means the subscription agreement to be used in the Private Placement in substantially the same form as Schedule
1.1(ff);                                                                --------
-------

     (gg) "Subscription Price" means the total aggregate price required to be paid by the subscribers of the Preferred Stock pursuant to the Subscription Agreements, but in no event less than $1,000,000.

     (hh) "Surviving Company" means Acquisitions following the merger with Sequiam;

     (ii) "Tax" or "Taxes" means any and all Taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability;

     (jj)     "Wedge  Net  Accounts  Payable and Liabilities" means all accounts payable and liabilities of Wedge Net and Acquirer due and owing or otherwise constituting a binding obligation of Wedge Net and/or its affiliates (other than a Wedge Net Material Contract) as of December 31, 2001 as set forth in
Schedule 5.19;
-------------

     (kk) "Wedge Net Accounts Receivable" means all accounts receivable and other debts owing to Wedge Net as of December 31, 2001, as set forth in
Schedule 5.18;
-------------

     (ll) "Wedge Net Assets" means all of the property and assets, whether tangible or intangible, real or personal, owned by Wedge Net of every kind and description wherever situated including, without limitation, Wedge Net Equipment, Wedge Net Material Contracts, Wedge Net Accounts Receivable, Wedge
Net Cash, Wedge Net Intangible Assets and Wedge Net Goodwill, and all credit cards, charge cards and banking cards issued to Wedge Net;

     (mm) "Wedge Net Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Wedge Net or relating to the Business of Wedge Net as more fully described on Schedule 5.10;
                                     -------------

     (nn) "Wedge Net Cash" means all cash on hand or on deposit to the credit of Wedge Net on the Closing Date;

     (oo) "Wedge Net Common Shares" means all of the issued and outstanding shares of common stock in the capital of Wedge Net;

     (pp) "Wedge Net Control Shares" means the 2,800,000 Wedge Net Common Shares owned by the Wedge Net Shareholder;

     (qq) "Wedge Net Equipment" means all machinery, equipment, furniture, and furnishings used in the Business of Wedge Net;

     (rr) "Wedge Net Financial Statements" means the audited financial statements of Wedge Net for the fiscal year ended December 31, 2001, together with the unqualified auditors' report thereon, a true copy of which is attached as Schedule 1.1(rr);
    ----------------

     (ss) "Wedge Net Goodwill" means the goodwill of the Business of Wedge Net including the right to all corporate, operating and trade names associated with the Business of Wedge Net, or any variations of such names as part of or in connection with the Business of Wedge Net, all books and records and other information relating to the Business of Wedge Net, all necessary licenses and authorizations and any other rights used in connection with the Business of Wedge Net;

     (tt) "Wedge Net Intangible Assets" means all of the intangible assets of Wedge Net, including, without limitation, Wedge Net Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Wedge Net (if any);

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

     1.2 SECTION REFERENCES AND SCHEDULES. Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is, unless otherwise provided, reference to the particular Article, section, clause or other subdivision of this Agreement. Any reference to a Schedule means, unless otherwise provided, the appropriate Schedule attached to this Agreement, and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:


     Schedule  1.1(a)     Articles  of  Merger

Information concerning Sequiam

     Schedule  1.1(aa)    Sequiam  Financial  Statements
     Schedule  4.17       Sequiam  Material  Contracts
     Schedule  4.18       Sequiam  Accounts  Receivable
     Schedule  4.19       Sequiam  Accounts  Payable  and  Liabilities
     Schedule  4.20       Sequiam  Officers,  Directors  and  Employees
     Schedule  4.25       Sequiam  Insurance  Policies


Information concerning Wedge Net

     Schedule  1.1(rr)    Wedge  Net  Financial  Statements
     Schedule  5.10       Wedge  Net  Bank  Accounts
     Schedule  5.17       Wedge  Net  Material  Contracts
     Schedule  5.18       Wedge  Net  Accounts  Receivable
     Schedule  5.19       Wedge  Net  Accounts  Payable  and  Liabilities
     Schedule  5.20       Wedge  Net  Officers,  Directors  and  Employees
     Schedule  5.25       Wedge  Net  Insurance  Policies

Agreements

     Schedule  7.3        Confidentiality  Agreement
     Schedule  8;         Employment  Agreements

Other
     Schedule  9.3(c)     Share  Ownership  and  Allocation  of  Merger

                                2.     THE MERGER

     2.1     THE  MERGER.   At  Closing,  Sequiam  shall be merged with and into
             -----------
Acquisitions pursuant to this Agreement (the "MERGER"), whereupon (a) the separate corporate existence of Sequiam shall cease and (b) Acquisitions shall be the Surviving Company.

     2.2     EFFECT  OF  THE  MERGER.  The Merger shall have the effect provided
             -----------------------
therefor by Chapter 11 of the California Corporation Code, as amended. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Sequiam or Acquisitions, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of Surviving Company, as they were of Sequiam and Acquisitions, as a group, and (ii) all debts, liabilities, duties and obligations of Sequiam and Acquisitions, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of Surviving Company and Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Sequiam and Acquisitions, as a group, and neither the rights of creditors nor any liens upon the property of Sequiam or Acquisitions, as a group, shall be impaired by the Merger, and may be enforced against Surviving Company.

     2.3     ARTICLES  OF  INCORPORATION;  BYLAWS;  DIRECTORS AND OFFICERS.  The
             -------------------------------------------------------------
Articles of Incorporation of Acquisitions shall be the Articles of Incorporation of Surviving Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of Acquisitions shall be the Bylaws of Surviving Company as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of Acquisitions, and as provided by the State Corporation Law. The Directors of Surviving Company shall be the Directors of Sequiam prior to Closing, and the Officers of Surviving Company shall be the Officers of Sequiam prior to Closing.

     2.4     CONVERSION  OF SECURITIES.  At the Effective Time, by virtue of the
             -------------------------
Merger and without any action on the part of Acquisitions, Sequiam or Sequiam Shareholders, the shares of capital stock of each of Sequiam and Acquisitions shall be converted as set forth in Sections 2.4.1 and 2.4.2 below:

     2.4.1   Capital Stock of Acquisitions.  Each issued and  outstanding  share
             -----------------------------
of Acquisitions' capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of Acquisitions evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

     2.4.2   Conversion  of the Sequiam Common Stock.  Each Sequiam  Share  that
             ---------------------------------------
is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Exchange Shares equal to the number of Exchange Shares divided by the number of the Sequiam Common Stock outstanding immediately prior to Closing. All such Sequiam Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Exchange Shares upon the surrender of such certificate in accordance with this Agreement.

     2.5     ADHERENCE  WITH  APPLICABLE  SECURITIES  LAWS.  The  Sequiam
             ---------------------------------------------
Shareholders agree that they are acquiring the Exchange Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Exchange Shares (other than pursuant to an effective Registration Statement under the Securities Act) directly or indirectly unless:

               (a)     the  sale  is  to  Wedge  Net;

               (b) the sale is made pursuant to the exemption from registration under the Securities Act (United States) provided by Rule 144 thereunder; or

               (c) the Exchange Shares are sold in a transaction that does not require registration under the Securities Act (United States) or any applicable United States state laws and regulations governing the offer and sale of securities, and such shareholder has furnished to Wedge Net an opinion of counsel to that effect or such other written opinion as may be reasonably required by Wedge Net.


     The Sequiam Shareholders acknowledge that the certificates representing the Exchange Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

                               3.     THE CLOSING

     3.1     TIME  AND  PLACE  OF  CLOSING.  The  closing  of  the  Merger  (the
             -----------------------------
"CLOSING") shall, unless otherwise agreed to in writing by the Parties, take place at a mutually acceptable location at 10:00 AM, local time, on or before March 31, 2002, in accordance with and subject to the terms and conditions set forth in this Agreement.

     3.2     DOCUMENTS  TO  BE  DELIVERED BY SEQUIAM.  On or before the Closing,
             ---------------------------------------
Sequiam
and  the  Sequiam  Shareholders  shall deliver or cause to be delivered to Wedge
Net:


               (a) share certificates representing the Sequiam Common Stock, duly endorsed to Wedge Net;

               (b) certified copies of such resolutions of the shareholders and directors of Sequiam as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

               (c) all reasonable consents or approvals required to be obtained by Sequiam for the purposes of completing the Merger and preserving and maintaining the interests of Sequiam under any and all Sequiam Material Contracts and in relation to the Sequiam Assets;

               (d) the Employment Agreements, duly executed by Sequiam, and each of Van den Brekel, Mroczkowski and Rooney;

               (e)     the  Articles  of  Merger,  duly  executed  by  Sequiam;

               (f) the original or certified copies of the charter documents of Sequiam and all corporate records, documents and instruments of Sequiam, the corporate seals of Sequiam and all books and accounts of Sequiam;

               (g) an acknowledgement from Sequiam and the Sequiam Shareholders of the satisfaction of the conditions precedent set forth in
Section  9.3;  and

               (h) such other documents as Wedge Net may reasonably require to give effect to the terms and intention of this Agreement.


     3.3     DOCUMENTS  TO BE DELIVERED BY WEDGE NET.  On or before the Closing,
             ---------------------------------------
Wedge  Net  shall  deliver  or  cause to be delivered to Sequiam and the Sequiam
Shareholders:


               (a) share certificates representing the Exchange Shares duly registered in the names of the Sequiam Shareholders issued in accordance with
Section  9.3(c);

               (b) certified copies of such resolutions of the shareholders and directors of Wedge Net and Acquisitions as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

               (c) certified copies of such resolutions of the directors of Wedge Net as are required to be passed to authorize the issuance, sale and delivery of the Preferred Shares;

               (d) copies of any and all Subscription Agreements duly executed by the subscribers to the Private Placement together with evidence that the "Escrow Agent" (as that term is defined in the Subscription Agreements) has received into its trust account not less than the Subscription Price pursuant to the Subscription Agreement(s);

               (e) all reasonable consents or approvals required to be obtained by Wedge Net for the purposes of completing the Merger and preserving and maintaining the interests of Wedge Net under any and all Wedge Net Material Contracts and in relation to the Wedge Net Assets;

               (f) a certified copy of a resolution of the directors of Wedge Net dated as of the Closing Date appointing the nominees of the Sequiam Shareholders as officers of Surviving Company and Wedge Net (the "Replacement Officers");

               (g) an undated resolution of the directors of Wedge Net appointing the nominees of the Sequiam Shareholders listed below in Article 11 to the board of directors of Surviving Company and Wedge Net;

               (h) an undated resignation of Gregory M. Walters, Dana E. Walters and Don Brady as directors of Wedge Net;

               (i)     the  Articles  of  Merger,  duly  executed  by  Sequiam;

               (j) an acknowledgement from Wedge Net of the satisfaction of the conditions precedent set forth in Section 9.1; and

               (k) such other documents as Sequiam may reasonably require to give effect to the terms and intention of this Agreement.

                     4.   REPRESENTATIONS AND WARRANTIES
                           OF THE SEQUIAM SHAREHOLDERS

Sequiam and the Sequiam Shareholders, jointly and severally, represent, warrant, and covenant to Wedge Net and Acquisitions, as follows:

     4.1     ORGANIZATION  AND  QUALIFICATION.  Sequiam  is  a  corporation duly
             --------------------------------
organized, validly existing and is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. Sequiam is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

     4.2     CAPITALIZATION.  Sequiam  is  authorized to issue 30,000,000 shares
             --------------
of common stock, $0.0001 par value and no shares of preferred stock. The issued and outstanding capital stock of Sequiam consists of 20,000,000 shares of common stock, $0.0001 par value per share, and no shares of preferred stock. All of the issued and outstanding shares of capital stock of Sequiam are validly issued, fully paid, and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

     4.3     SUBSIDIARIES  AND  AFFILIATES.  Sequiam  does  not  own  or  hold,
             -----------------------------
directly  or
indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

     4.4     OPTIONS  OR  OTHER  RIGHTS.  No  options,  warrants,  calls,
             --------------------------
subscriptions or other agreements or commitments obligating Sequiam to issue or transfer from treasury any additional shares of its common or preferred stock of any class, or commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Sequiam, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

     4.5     OWNERSHIP  OF  SHARES.  The  shares of the Sequiam Common Stock are
             ---------------------
owned of record and beneficially by the Sequiam Shareholders. The Sequiam Shareholders possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of the Sequiam Common Stock, free from all liens, claims, and encumbrances of any kind except those held by Sequiam; and there are no outstanding rights or obligations granted by the Sequiam Shareholders to purchase or acquire any of the shares of the Sequiam Common Stock or any interest in any of the shares of the Sequiam Common Stock. Upon transfer of the shares of the Sequiam Common Stock to Wedge Net hereunder at the Closing, Wedge Net will receive the entire legal and beneficial interest in the shares of the Sequiam Common Stock, free and clear of all liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind.

     4.6     VALIDITY  AND  EXECUTION  OF  AGREEMENT.  Sequiam  and  each of the
             ---------------------------------------
Sequiam Shareholders has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated in this Agreement. This Agreement has been duly executed and delivered by each of the Sequiam Shareholders and constitutes the valid and binding obligation of each of the Sequiam Shareholders, enforceable in accordance with its terms.

     4.7     NO  CONFLICT.  None  of  the execution, delivery, or performance of
             ------------
this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Sequiam or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to Sequiam, any Sequiam Shareholder or the Sequiam Common Stock, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which Sequiam, any Sequiam Shareholder or any of the Sequiam Common Stock is bound; (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon the Sequiam Common Stock or any of the Sequiam Assets; or
(c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any Material Contract, agreement, arrangement, commitment, or plan to which Sequiam or any Sequiam Shareholder is a party, or by which Sequiam or any Sequiam Shareholder, the Sequiam Assets, or the Sequiam Common Stock may be subject or bound.

     4.8     CONSENTS  AND  APPROVALS.  No  federal,  state,  foreign  or  other
             ------------------------
regulatory approvals are required to be obtained prior to the Merger, by Sequiam or any Sequiam Shareholder in connection with the Merger.

     4.9     VIOLATION  OF  LAWS,  PERMITS,  ETC.
             -----------------------------------

               (a) Sequiam is not in violation of any term or provision of its Articles of Incorporation or Bylaws, or of any material term or provision of any judgment, decree, order, injunction, statute, law, rule, ordinance, or governmental regulation that is applicable to it.

               (b) Sequiam has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending that would have a Material Effect or that has not been cured.

     4.10     BOOKS  AND  RECORDS.  The books and records of Sequiam (including,
              -------------------
without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Sequiam are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of Sequiam since the date of inception of Sequiam. All signatures contained in the books and records of Sequiam are the true signatures of the persons whose signatures they purport to be.

     4.11     SEQUIAM  FINANCIAL  STATEMENTS.  The  Sequiam Financial Statements
              ------------------------------
present fairly, in all material respects, the financial position of Sequiam at such dates and the results of operations of Sequiam for the periods then ended, in accordance with United States generally accepted accounting principles ("USGAAP") consistently applied for the periods covered thereby.

     4.12     UNDISCLOSED  LIABILITIES.  Sequiam  does  not  have  any  material
              ------------------------
direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "LIABILITY"), of a kind required by USGAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Sequiam Financial Statements. Sequiam does not have any Liabilities, whether or not of a kind required by USGAAP to be set forth on a financial statement, other than Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the

Sequiam Financial Statements that are consistent with past practice and are included in the latest Sequiam Financial Statements.

     4.13     TITLE  TO  PROPERTY;  ENCUMBRANCES.  Sequiam  has  good  and
              ----------------------------------
indefeasible title to and other legal right to use all assets, whether real, personal or mixed, tangible or intangible, reflected as owned on the latest balance sheet included in the Sequiam Financial Statements or acquired after the date of such balance sheet, free and clear of all Encumbrances except those shown on the Sequiam Financial Statements, except for (a) assets disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice, or (b) matters that would not have a Material Effect.

     4.14     TAXES.  All  returns,  reports,  information  returns,  or  other
              -----
documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on Sequiam) or the administration of any laws, regulations or administrative requirements relating to any Tax (hereinafter "TAX RETURNS"), and all reports and declarations of estimated Tax or estimated Tax deposit forms required to be filed by Sequiam, have been duly and timely filed. Sequiam has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due. All Taxes which Sequiam is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of Sequiam except for Taxes not yet due and payable. Sequiam is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal, and Sequiam does not have any obligation to make payments under any such settlement agreement with any Party.

     4.15     LIENS.  Except  as  disclosed in the Sequiam Financial Statements,
              -----
none of the Sequiam Assets are subject to any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to Wedge Net hereunder, or (ii) any lien arising as a result of any act or omission of Wedge Net.

     4.16     LITIGATION.
              ----------

               (a) Except with respect to that certain Settlement Agreement, there is no action, proceeding, investigation, or inquiry pending or, to the best of Sequiam's knowledge, threatened (i) against or affecting any of Sequiam's assets or business that, if determined adversely to Sequiam, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Merger.

               (b) Sequiam is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Sequiam is not engaged in any lawsuit to recover any material amount of monies due to it.

     4.17     CONTRACTS  AND OTHER AGREEMENTS.  Schedule4.17 contains a complete
              -------------------------------   ------------
and correct list as of the date hereof of all Material Contracts and all agreements, contracts, and commitments (and all amendments thereto), written or oral, to which Sequiam is a party or by which any of its properties is bound, the breach of which would have a Material Effect. Sequiam will make available to Wedge Net complete and correct copies of all such written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all such oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of Sequiam's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

     4.18     SEQUIAM  ACCOUNTS  RECEIVABLE.  All accounts receivable of Sequiam
              -----------------------------
are  reflected  on  Schedule 4.18  and  (a)  have  arisen  from  bona fide sales
                    -------------
transactions in the ordinary course of business on ordinary trade terms and (b) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim.

     4.19     SEQUIAM  ACCOUNTS PAYABLE AND LIABILITIES.   There are no material
              -----------------------------------------
liabilities,  contingent  or  otherwise,  of  Sequiam which are not disclosed in
Schedule 4.19  or the Sequiam Financial Statements, except those incurred in the
-------------
ordinary course of business since the date of the Sequiam Financial Statements, and Sequiam has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Sequiam as of December 31, 2001 are reflected on Schedule 4.19 hereto. Sequiam has made
                                         -------------
payments on accounts payable and other current obligations arising subsequent to the date of Sequiam Financial Statements, in accordance with past practice of the business of Sequiam.

     4.20     COMPENSATION  ARRANGEMENTS;  OFFICERS,  DIRECTORS  AND  EMPLOYEES.
              -----------------------------------------------------------------
Schedule 4.20 sets  forth:  (a)  the  name  of  all present executive  employees
-------------
(including officers) and other persons providing services for compensation for Sequiam pursuant to a written employment agreement and current annual compensation, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of Sequiam.
Sequiam has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed on Schedule 4.20. To the knowledge of Sequiam, none of such
                       -------------
persons has made a threat to Sequiam to terminate such person's relationship with Sequiam. The consummation of the transactions contemplated by this Agreement will not result in any liability for severance pay to any such employee or other such person.

     4.21     ERISA.  There  are  no  employee benefit plans as defined in ERISA
              -----
("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of Sequiam, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by Sequiam, and no such Plan is or has ever been subject to ERISA.

     4.22     OPERATIONS.  Except  as  expressly  authorized  by this Agreement,
              ----------
since  the  date  of  the  latest Sequiam Financial Statements, Sequiam has not:

               (a) amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the Business of Sequiam;

               (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

               (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

               (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

               (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

               (f) knowingly waived any right of material value to the business of Sequiam;

               (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

               (h) made any wage or salary increase or other compensation payable or to become payable, any bonus, or any increase in any other direct or indirect compensation, or any accrual for or commitment or agreement to make or pay the same, for or to any of its officers, directors, employees, consultants, agents or other representatives, other than increases made in the ordinary course of business consistent with past practice;

               (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

               (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

               (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to Section 4.17 hereof;

               (l) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

               (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

               (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

               (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

               (p) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures in aggregate amount exceeding $5,000; or

               (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to Section 4.17.

     4.23     INTELLECTUAL  PROPERTY RIGHTS.  Sequiam possesses all Intellectual
              -----------------------------
Property Rights necessary to conduct its business in the manner that is currently being conducted and anticipates conducting in the future. All of such Intellectual Property Rights are held in the name of Sequiam. None of the Intellectual Property Rights of Sequiam infringe upon the rights of any other person in any material respect or, to the knowledge of Sequiam, is so infringed upon by any other person or its property. Sequiam has not received any notice of any claim of any other person relating to any of the Intellectual Property Rights or any process or confidential information of Sequiam and does not know of any basis for any such charge or claim. No approval or consent of any person is needed so that the interest of Sequiam in the Intellectual Property Rights shall continue to be in full force and effect and enforceable by Surviving Company following the transactions contemplated by this Agreement.

     4.24     EMPLOYEE  RELATIONS.  Sequiam is not a party to any agreement with
              -------------------
any labor organization, collective bargaining or similar agreement with respect to its employees. There are no material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of Sequiam, threatened against Sequiam, involving any employee, applicant for employment, or former employee of Sequiam. During the past five years, Sequiam has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of Sequiam, threatened. To the knowledge of Sequiam, there are no attempts presently being made to organize any employees employed by Sequiam.

     4.25     INSURANCE.  Sequiam  has  adequate  policies  of insurance for its
              ---------
operations  and  each  such  policy  or  binder  of  insurance  is  reflected on
Schedule 4.25.  Sequiam is not in default with respect to any material provision
-------------
contained in any such policy or binder of insurance and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability. Sequiam has not received any notice of cancellation or non-renewal of any such policy or binder. Sequiam has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any existing insurance coverage will not be available in the future on substantially the same terms as now in effect.

     4.26     LICENSES  AND  PERMITS.  No material government permits, licenses,
              ----------------------
domain  name  or  other  registrations,  or  other  consents  or  authorizations
(federal, state, local and foreign) of any Governmental or Regulatory Body (collectively, "PERMITS"), is required to be obtained by Sequiam in connection with its properties or the business of Sequiam. Sequiam has not received any notice of any claim of revocation of any such Permit and has no knowledge of any event which would be likely to give rise to such a claim.

     4.27     BROKERS.  Except  for the assistance of Amerivet Securities, Inc.,
              -------
Registered Investment Advisors, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Sequiam and the Sequiam Shareholders directly with Wedge Net and Walters without the intervention of any other person on behalf of Sequiam or the Sequiam
Shareholders in such manner as to give rise to any valid claim by any person against Sequiam, the Sequiam Shareholders, Wedge Net or Walters for a finder's fee, brokerage commission or similar payment.

     4.28     ACQUISITION  OF  EXCHANGE  SHARES.  Sequiam  and  each  Sequiam
              ---------------------------------
Shareholder
acknowledges that the Exchange Shares are restricted securities under the Securities Act and represents that such Sequiam Shareholder (i) is acquiring the Exchange Shares for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from Wedge Net all information that he has deemed necessary to make an informed investment decision with respect to an investment in Wedge Net in general and the Exchange Shares in particular; (iii) is financially able to bear the economic risks of an investment in Wedge Net; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the Exchange Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Wedge Net Common Shares. Each Sequiam Shareholder understands and agrees that the certificates evidencing the Exchange Shares shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the Exchange Shares will not be transferable except in accordance with a valid exemption from registration to the satisfaction of the Wedge Net.

     4.29     DISCLOSURE.  To the knowledge of Sequiam and Sequiam Shareholders,
              ----------
neither this Agreement, nor any Schedule to this Agreement, contains or will contain an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. Sequiam has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does Sequiam have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     4.30     ABSENCE  OF  CHANGES.  Since December 31, 2001, except for changes
              --------------------
in the ordinary course of business which have not in the aggregate had a Material Effect, to the best of Sequiam's knowledge, Sequiam has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Sequiam or waived or surrendered any claim or right of material value.

     4.31     COMPLIANCE WITH LAWS.  To the best of Sequiam's knowledge, Sequiam
              --------------------
has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its assets or the operation of its business, except for matters which would not have a material affect on Sequiam or its assets.

     4.32     ENVIRONMENTAL  AND  SAFETY  MATTERS.  The  business  operations of
              -----------------------------------
Sequiam and its assets have been, and are being, used and operated by Sequiam in substantial compliance with all applicable Environmental Laws and any permits, licenses, authorizations, agreements, injunctions, decrees and orders relating thereto or to air, ground and water pollution or regulation, soil monitoring, occupational health or safety, or the storage, treatment, disposal, release, discharge or emission of any Hazardous Substances. To the knowledge of Sequiam, no Hazardous Substances have been disposed of on any property that is or has been owned or occupied by Sequiam at any time, and no Hazardous Substances have been transported by or on behalf of Sequiam or in connection with its business operations. Sequiam and/or its business activities or assets are not, directly or indirectly, subject to any obligations, liabilities

(contingent or otherwise), claims, judgments, orders, settlements, resolutions of disputes, writs, injunctions or decrees relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances, including the occupational exposure of Sequiam's employees or agents thereto. There are no threatened or pending litigation, proceedings, investigations, citations, or notices of violation resulting from the business activities of Sequiam, or arising from its use or occupancy of property, relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances. To the best of Sequiam's knowledge there are no circumstances which may give rise to any litigation, claims, proceedings, investigations, citations, or notices of violations resulting from the business activities of Sequiam, or from or relating to properties owned or occupied by Sequiam, directly or indirectly, relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances.

     4.33     NO  DEBT  TO  RELATED  PARTIES.  Except  as  shown  on the Sequiam
              ------------------------------
Financial Statements, Sequiam is not, and on Closing will not be, indebted to the Sequiam Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Sequiam or the Sequiam Shareholders except accounts payable on account of bona fide business transactions of Sequiam incurred in the normal course of Sequiam's business, including employment agreements with Sequiam Shareholders, none of which are more than thirty (30) days in arrears, and all of which are disclosed in the Sequiam Financial Statements or otherwise in this Agreement.

     4.34     CORPORATE  NAME.  Sequiam  Carries on the business of Sequiam only
              ---------------
under the name "Sequiam, Inc." and under no other business or trade names. Sequiam does not have any knowledge of any infringement by Sequiam of any Intellectual Property Rights.

     4.35     NON-MERGER  AND  SURVIVAL.  The  representations,  warranties  and
              -------------------------
covenants of Sequiam and the Sequiam Shareholders contained herein will be true at and as of Closing in all material respects as though such representations, warranties and covenants were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a Party from any such representation or warranty) or any investigation made by Wedge Net, the representations and warranties of Sequiam and the Sequiam Shareholders shall survive the Closing. After Closing, any claim for breach of the representations and warranties set forth in this Article 4 may only be brought in accordance with Articles 12 and 14.

   5.  REPRESENTATIONS AND WARRANTIES OF WEDGE NET, ACQUISITIONS AND WALTERS

Wedge Net, Acquisitions and Walters, jointly and severally, represent, warrant, and covenant to Sequiam and the Sequiam Shareholders as follows:

     5.1     ORGANIZATION  AND  QUALIFICATION.  Wedge  Net is a corporation duly
             --------------------------------
organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. Wedge Net is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

     5.2     CAPITALIZATION.  Wedge Net is authorized to issue 50,000,000 shares
             --------------
of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. The issued and outstanding capital stock of Wedge Net consists of 4,733,000 shares of common stock, $0.001 par value per share, and no shares of preferred stock. All of the issued and outstanding shares of capital stock of Wedge Net are validly issued, fully paid, and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. Upon delivery of the Exchange Shares to the Sequiam Shareholders pursuant to this Agreement, the Exchange Shares shall be validly issued, fully paid, and nonassessable.

     5.3     SUBSIDIARIES  AND AFFILIATES.  Except with respect to Acquisitions,
             ----------------------------
Wedge Net does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

     5.4     OPTIONS  OR  OTHER RIGHTS.  Except for the Subscription Agreements,
             -------------------------
no options, warrants, calls, subscriptions or other agreements commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Wedge Net whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

     5.5     OWNERSHIP  OF  WEDGE  NET  CONTROL  SHARES.  The  Wedge Net Control
             ------------------------------------------
Shares are owned of record and beneficially by Walters. Walters possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the Wedge Net Control Shares, free from all liens, claims, and encumbrances of any kind; and there are no outstanding rights or obligations granted by Walters to purchase or acquire any of the shares of the Wedge Net Control Shares or any interest in any other shares of Wedge Net Common Stock. Upon the return to treasury of a portion of the Wedge Net Control Shares pursuant to Section 9.3(g) below, Wedge Net will receive the entire legal and beneficial interest in such shares, free and clear of all liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind.

     5.6    VALIDITY AND EXECUTION OF AGREEMENT. Each of Wedge Net, Acquisitions
            -----------------------------------
and Walters has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated in this Agreement. This Agreement has been duly executed and delivered by each of Wedge Net and Walters and constitutes the valid and binding obligation of each of Wedge Net and Walters, enforceable in accordance with its terms.

     5.7     NO  CONFLICT.  None  of  the execution, delivery, or performance of
             ------------
this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Wedge Net or Acquisitions or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to Wedge Net, Acquisitions, Walters or any of the Exchange Shares, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which Wedge Net, Acquisitions, Walters or any of the Exchange Shares is bound; (b) result in the creation of any Encumbrance upon the Exchange Shares or any of the Wedge Net Assets; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any Material Contract, agreement, arrangement, commitment, or plan to which Wedge Net, Acquisitions or Walters is a party, or by which Wedge Net, Acquisitions or Walters, or the Wedge Net Assets or the Exchange Shares may be subject or bound.

     5.8     CONSENTS  AND  APPROVALS.  No  federal,  state,  foreign  or  other
             ------------------------
regulatory approvals are required to be obtained prior to the Merger, by Wedge Net, Acquisitions or Walters in connection with the Merger.

     5.9     VIOLATION  OF  LAWS,  PERMITS,  ETC.
             ------------------------------------

               (a) Neither Wedge Net nor Acquisitions is in violation of any term or provision of its respective Articles of Incorporation or Bylaws, or of any material term or provision of any judgment, decree, order, injunction, statute, law, rule, ordinance, or governmental regulation that is applicable to it.

               (b) Each of Wedge Net and Acquisitions has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its respective business, and has not received any notification that any revocation or limitation thereof is threatened or pending that would have a Material Effect or that has not been cured.

     5.10     BOOKS AND RECORDS.  The books and records of each of Wedge Net and
              -----------------
Acquisitions (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of each of Wedge Net and Acquisitions are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the respective shareholders and the board of directors of each corporation since the date of such corporation's inception. All signatures contained in the books and records of each of Wedge Net and Acquisitions are the true signatures of the persons whose signatures they purport to be. All of the Wedge Net Bank Accounts, their location, account numbers and authorized signatories thereto are set forth on
Schedule 5.10.
-------------

     5.11     WEDGE  NET  FINANCIAL  STATEMENTS.  The  Wedge  Net  Financial
              ---------------------------------
Statements present fairly, in all material respects, the financial position of Wedge Net at such dates and the results of operations of Wedge Net for the periods then ended, in accordance with USGAAP consistently applied for the periods covered thereby.

     5.12     UNDISCLOSED  LIABILITIES.  Neither  Wedge Net nor Acquisitions has
              ------------------------
any material direct or indirect Liability that is not fully and adequately reflected or reserved against on the Wedge Net Financial Statements. Neither Wedge Net nor Acquisitions has any Liabilities, whether or not of a kind required by USGAAP to be set forth on a financial statement, other than Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Wedge Net Financial Statements that are consistent with past practice and are included in the latest Wedge Net Financial Statements.

     5.13     TITLE  TO  PROPERTY;  ENCUMBRANCES.  Wedge  Net  has  good  and
              ----------------------------------
indefeasible title to and other legal right to use all assets, whether real, personal or mixed, tangible or intangible, reflected as owned on the latest balance sheet included in the Wedge Net Financial Statements or acquired after the date of such balance sheet, free and clear of all Encumbrances except those shown on the Wedge Net Financial Statements, except for (a) assets disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice, or (b) matters that would not have a Material Effect.

     5.14     TAXES.  All Tax Returns, reports and declarations of estimated Tax
              -----
or estimated Tax deposit forms required to be filed by Wedge Net or Acquisitions, have been duly and timely filed. Wedge Net, or Acquisitions, as the case may be, has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due. All Taxes which Wedge Net or Acquisitions is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of Wedge Net or Acquisitions except for Taxes not yet due and payable. Neither Wedge Net nor Acquisitions is a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal, and neither Wedge Net nor Acquisitions has any obligation to make payments under any such settlement agreement with any Party.

     5.15     LIENS.  None  of  the  Wedge  Net  Assets are subject to any lien,
              -----
pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to Sequiam hereunder, or (ii) any lien arising as a result of any act or omission of Sequiam.

     5.16     LITIGATION.
              ----------

               (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of Wedge Net's knowledge, threatened (i) against or affecting any of Wedge Net's or Acquisitions' assets or business that, if determined adversely to Wedge Net, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Merger.

               (b) Neither Wedge Net nor Acquisitions is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither Wedge Net nor Acquisitions is engaged in any lawsuit to recover any material amount of monies due to it.

     5.17     CONTRACTS AND OTHER AGREEMENTS.  Schedule 5.17 contains a complete
              ------------------------------   -------------
and correct list as of the date hereof of all Material Contracts and all agreements, contracts, and commitments (and all amendments thereto), written or oral, to which Wedge Net or Acquisitions is a party or by which any of its properties is bound, the breach of which would have a Material Effect. Wedge Net and Acquisitions will make available to Sequiam complete and correct copies of all such written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all such oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of Wedge Net's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

     5.18     WEDGE  NET  ACCOUNTS RECEIVABLE.  All accounts receivable of Wedge
              -------------------------------
Net  and  Acquisitions  are  reflected on Schedule 5.18 and (a) have arisen from
                                          -------------
bona fide sales transactions in the ordinary course of business on ordinary trade terms and (b) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim.

     5.19     WEDGE  NET  ACCOUNTS  PAYABLE  AND  LIABILITIES.   There  are  no
              -----------------------------------------------
material liabilities, contingent or otherwise, of Wedge Net or Acquisitions which are not disclosed in Schedule 5.19 or the Wedge Net Financial Statements,
                            -------------
except those incurred in the ordinary course of business since the date of the Wedge Net Financial Statements, and neither Wedge Net nor Acquisitions has guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Wedge Net and Acquisitions as of December 31, 2001 are reflected on Schedule 5.19 hereto. Wedge Net or
                                        -------------
Acquisitions has made payments on all such accounts payable and other current obligations arising subsequent to the date of Wedge Net Financial Statements, in accordance with past practice of the business of Wedge Net.

     5.20     COMPENSATION  ARRANGEMENTS;  OFFICERS,  DIRECTORS  AND  EMPLOYEES.
              -----------------------------------------------------------------
Schedule
--------

5.20  sets forth: (a) the name of all present officers, directors, employees and
----
other persons providing services for compensation for Wedge Net or Acquisitions and current annual compensation, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of Wedge Net and Acquisitions, respectively. Wedge Net has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed on Schedule
                                                                        --------
5.20.  To  the knowledge of Wedge Net, none of such persons has made a threat to
----
Wedge Net or Acquisitions to terminate such person's relationship with Wedge Net or Acquisitions, as the case may be. The consummation of the transactions contemplated by this Agreement will not result in any liability for severance pay to any such employee or other such person.

     5.21     ERISA.  There  are  no  Plans  maintained  for  the benefit of, or
              -----
covering, any employee, former employee, independent contractor or former independent contractor of Wedge Net or Acquisitions, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by Wedge Net, and no such Plan is or has ever been subject to ERISA.

     5.22     OPERATIONS.  Except  as  expressly  authorized  by this Agreement,
              ----------
since the date of the latest Wedge Net Financial Statements, neither Wedge Net nor Acquisitions has:

               (a) amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the Business of Wedge Net or Acquisitions, respectively;

               (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

               (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

               (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

               (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

               (f) knowingly waived any right of material value to the business of Wedge Net or Acquisitions, respectively;

               (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

               (h) made any wage or salary increase or other compensation payable or to become payable, any bonus, or any increase in any other direct or indirect compensation, or any accrual for or commitment or agreement to make or pay the same, for or to any of its officers, directors, employees, consultants, agents or other representatives, other than increases made in the ordinary course of business consistent with past practice;

               (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

               (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

               (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to Section 5.17 hereof;

               (l) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

               (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

               (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

               (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

               (p) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures in aggregate amount exceeding $5,000; or

               (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to Section 5.17.

     5.23     INTELLECTUAL  PROPERTY  RIGHTS.  Wedge  Net  possesses  all of the
              ------------------------------
necessary Intellectual Property Rights necessary to conduct its business in the manner that is currently being conducted and anticipates conducting in the future. All of such Intellectual Property Rights are held in the name of Wedge Net. None of the Intellectual Property Rights of Wedge Net infringe upon the rights of any other person in any material respect or, to the knowledge of Wedge Net, is so infringed upon by any other person or its property. Wedge Net has not received any notice of any claim of any other person relating to any of the Intellectual Property Rights or any process or confidential information of Wedge Net or Acquisitions and does not know of any basis for any such charge or claim. No approval or consent of any person is needed so that the interest of Wedge Net and Acquisitions in the Intellectual Property Rights shall continue to be in full force and effect and enforceable by Wedge Net or Acquisitions following the transactions contemplated by this Agreement.

     5.24     EMPLOYEE RELATIONS.  Neither Wedge Net nor Acquisitions is a party
              ------------------
to any agreement with any labor organization, collective bargaining or similar agreement with respect to its employees. There are no material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of Wedge Net, threatened against Wedge Net or Acquisitions, involving any employee, applicant for employment, or former employee of Wedge Net or Acquisitions. During the past five years, Wedge Net has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of Wedge Net, threatened. To the knowledge of Wedge Net, there are no attempts presently being made to organize any employees employed by Wedge Net.

     5.25     INSURANCE.  Wedge  Net  has adequate policies of insurance for its
              ---------
operations  and  each  such  policy  or  binder  of  insurance  is  reflected on
Schedule 5.25.  Wedge  Net  is  not  in  default  with  respect  to any material
-------------
provision contained in any such policy or binder of insurance and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability. Wedge Net has not received any notice of cancellation or non-renewal of any such policy or binder. Wedge Net has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any existing insurance coverage will not be available in the future on substantially the same terms as now in effect.

     5.26     LICENSES  AND  PERMITS.  No  material  Permits  is  required to be
              ----------------------
obtained by Wedge

Net in connection with its properties or the business of Wedge Net. Wedge Net has not received any notice of any claim of revocation of any such Permit and has no knowledge of any event which would be likely to give rise to such a claim.

     5.27     BROKERS.  Except  for the assistance of Amerivet Securities, Inc.,
              -------
Registered Investment Advisors, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Wedge Net, Acquisitions and Walters directly with Sequiam and the Sequiam Shareholders without the intervention of any other person on behalf of Sequiam, the Sequiam Shareholders, Wedge Net or Walters in such manner as to give rise to any valid claim by any person against Sequiam, the Sequiam Shareholders, Wedge Net or Walters for a finder's fee, brokerage commission or similar payment.

     5.28     ACQUISITION OF EXCHANGE SHARES.  Wedge Net and Walters acknowledge
              ------------------------------
that the Sequiam Common Stock are restricted securities under the Securities Act and hereby represent that Wedge Net (i) is acquiring the Sequiam Common Stock for its own account without a view to distribution within the meaning of the Securities Act; (ii) has received from Sequiam all information that it has deemed necessary to make an informed investment decision with respect to an investment in Sequiam in general and the Sequiam Common Stock in particular;
(iii) is financially able to bear the economic risks of an investment in Sequiam; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the Sequiam Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Sequiam Common Stock. Wedge Net understands and agrees that the certificates evidencing the Sequiam Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the Sequiam Common Stock will not be transferable except in accordance with a valid exemption from registration.

     5.29     DISCLOSURE.  To  the  knowledge  of Wedge Net and Walters, neither
              ----------
this Agreement, nor any Schedule to this Agreement, contains or will contain an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. Neither Wedge Net nor Acquisitions has taken any steps, and neither currently expects to take any steps, to seek protection pursuant to any bankruptcy law. Neither Wedge Net nor Acquisitions has any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     5.30     ABSENCE  OF  CHANGES.  Since December 31, 2001, except for changes
              --------------------
in the ordinary course of business which have not in the aggregate had a Material Effect, to the best of Wedge Net's knowledge, Wedge Net and Acquisitions have conducted their respective business only in the ordinary course and have not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Wedge Net or Acquisitions or waived or surrendered any claim or right of material value.

     5.31     COMPLIANCE WITH LAWS.  To the best of Wedge Net's knowledge, Wedge
              --------------------
Net and Acquisitions have complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting their respective assets or the operation of their respective businesses, except for matters which would not have a material affect on Wedge Net, Acquisitions or their respective assets.

     5.32     ENVIRONMENTAL  AND  SAFETY  MATTERS.  The  business  operations of
              -----------------------------------
Wedge Net and Acquisitions and their assets have been, and are being, used and operated by Wedge Net and Acquisitions in substantial compliance with all applicable Environmental Laws and any permits, licenses, authorizations, agreements, injunctions, decrees and orders relating to air, ground and water pollution or regulation, soil monitoring, occupational health or safety, or the storage, treatment, disposal, release, discharge or emission of any Hazardous
Substances. To the knowledge of Wedge Net, no Hazardous Substances have been disposed of on any property that is or has been owned or occupied by Wedge Net or Acquisitions at any time, and no Hazardous Substances have been transported by or on behalf of Wedge Net or Acquisitions in connection with their respective business operations. Neither Wedge Net nor Acquisitions, or their respective business activities or assets are, directly or indirectly, subject to any obligations, liabilities (contingent or otherwise), claims, judgments, orders, settlements, resolutions of disputes, writs, injunctions or decrees relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances, including the occupational exposure of Wedge Net's employees or agents thereto. There are no threatened or pending litigation, proceedings, investigations, citations, or notices of violation resulting from the business activities of Wedge Net or Acquisitions, or arising from its use or occupancy of property, relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances. To the best of Wedge Net's or Acquisitions' knowledge, there are no facts or circumstances which may give rise to any litigation, claims, proceedings, investigations, citations, or notices of violations resulting from the business activities of Wedge Net or Acquisitions, or from or relating to properties owned or occupied by Wedge Net or Acquisitions, directly or indirectly, relating to the treatment, storage, disposal, release, discharge or emission of any Hazardous Substances.

     5.33     NO  DEBT  TO  RELATED PARTIES.  Neither Wedge Net nor Acquisitions
              -----------------------------
is, and on Closing will not be, indebted to Walters or to any family member thereof, or to any affiliate, director or officer of Wedge Net or Walters except accounts payable on account of bona fide business transactions of Wedge Net incurred in the normal course of Wedge Net's business, none of which are more than thirty (30) days in arrears or exceed in the aggregate, $5,000.00, and all of which are disclosed in the Sequiam Financial Statements or otherwise in this Agreement.

     5.34     CORPORATE  NAME.  Wedge  Net  Carries on the business of Wedge Net
              ---------------
only under the name "Wedge Net Experts, Inc." and under no other business or trade names. Wedge Net does not have any knowledge of any infringement by Wedge Net of any Intellectual Property

Rights.

     5.35     REPORTING  STATUS; LISTING.  Wedge Net is required to file current
              --------------------------
reports with the Securities and Exchange Commission ("SEC") pursuant to section 15(d) of the Exchange Act, and the Exchange Shares are quoted on the NASD "BULLETIN BOARD." All reports required to be filed by Wedge Net with the SEC or NASD have been timely filed. Prior registration statements and proxy statements of Wedge Net filed on or before the Closing, comply with or will when filed comply with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and no notices have been received that any prior registration statements or proxy statements of Wedge Net filed at any time fail to comply with the requirements of the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder. All documents filed by Wedge Net with the SEC on or before Closing, and all documents incorporated by reference therein, as amended or supplemented, complied or will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and no notices have been received that any documents filed by Wedge Net with the SEC at any time, including all documents incorporated by reference therein, as amended or supplemented, failed to comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder. To the best of Wedge Net's and Walters's knowledge and belief, all prior registration statements, proxy statements, reports and other documents filed by Wedge Net with the SEC were true, accurate and complete in all material respects, and neither Wedge Net nor Walters has received notice of any facts that if known at the time such registration statement, proxy statement, report or other document was filed with the SEC, would make such document untrue or misleading.

     5.36     NON-MERGER  AND  SURVIVAL.  The  representations,  warranties  and
              -------------------------
covenants of Wedge Net, Acquisitions and Walters contained herein will be true at and as of Closing in all material respects as though such representations, warranties and covenants were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a Party from any such representation or warranty) or any investigation made by Sequiam, the representations and warranties of Wedge Net, Acquisitions and Walters shall survive the Closing. After Closing, any claim for breach of the representations and warranties set forth in this Article 5 may only be brought in accordance with Articles 12 and 14.

                           6.     COVENANTS OF SEQUIAM

     6.1     COVENANTS.  Sequiam  covenants  and  agrees  with Wedge Net that it
             ---------
will,  until  Closing:

               (a) Conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

               (b)     Use its best efforts to preserve its business and assets;

               (c) Provide Wedge Net, Walters, and their representatives full access to all of the properties, books, contracts, commitments and records of Sequiam, and furnish to Wedge Net, Walters, and their representatives all such information as they may reasonably request, subject to the Confidentiality Agreement and Section 9.6; and

               (d) Take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Sequiam Assets notwithstanding the change in control of Wedge Net arising from the Merger.

     6.2     AUTHORIZATION.  Each  of  Sequiam  and  Acquisitions  agrees  to
             -------------
authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Sequiam or Acquisitions to release any and all information in their possession respecting Sequiam or Acquisitions to Wedge Net. Sequiam shall promptly execute and deliver to Wedge Net any and all consents to the release of information and specific authorizations which Wedge Net reasonably require to gain access to any and all such information.

     6.3     SURVIVAL.  The  covenants set forth in this Article 6 shall survive
             --------
the  Closing  for  the  benefit  of  Wedge  Net  and the Wedge Net Shareholders.

                 7.     COVENANTS OF WEDGE NET AND ACQUISITIONS

     7.1     COVENANTS.  Wedge  Net  covenants  and  agrees with Sequiam that it
             ---------
will,  until  Closing:

               (a) Conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

               (b)     Use its best efforts to preserve its business and assets;

               (c) Provide Sequiam, the Sequiam Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Wedge Net and Acquisitions, and furnish to Sequiam, the Sequiam Shareholders, and their representatives all such information as they may reasonably request subject to Section 9.6; and

               (d) Take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Wedge Net Assets notwithstanding the change in control of Wedge Net arising from the Merger.


     7.2     AUTHORIZATION.  Each  of  Wedge  Net  and  Acquisitions  agrees  to
             -------------
authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Wedge Net or Acquisitions to release any and all information in their possession respecting Wedge Net or Acquisitions to Sequiam. Wedge Net shall promptly execute and deliver to Sequiam any and all consents to the release of information and specific authorizations which Sequiam reasonably require to gain access to any and all such information.

     7.3     CONFIDENTIALITY  AGREEMENT.  Wedge  Net  and Walters shall execute,
             --------------------------
contemporaneously with this Agreement, the Confidentiality Agreement in substantially the same form as Schedule 7.3, in connection with all
                                    -------------
confidential, proprietary, financial, technical and business information and documents of Sequiam or the Sequiam Shareholders.

     7.4     SURVIVAL.  The  covenants set forth in this Article 7 shall survive
             --------
the  Closing  for  the  benefit  of  Sequiam  and  the  Sequiam  Shareholders.

                          8.     EMPLOYMENT AGREEMENTS

At the Closing, Sequiam shall enter into the Employment Agreements with Van den Brekel, Mroczkowski and Rooney, pursuant to which they will provide services to Sequiam. The Employment Agreements shall be substantially in the form attached hereto as Schedule 8.
            ----------

                           9.     CONDITIONS PRECEDENT

     9.1     CONDITIONS  PRECEDENT  IN  FAVOR OF WEDGE NET.   The obligations of
             ---------------------------------------------
Wedge Net, Acquisitions and Walters to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:


               (a) all documents or copies of documents required to be executed and delivered to Wedge Net hereunder will have been so executed and delivered;

               (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Sequiam at or prior to the Closing will have been complied with or performed;

               (c) title to Sequiam Shares and Company Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

               (d)     the  Articles  of  Merger  shall  be executed by Sequiam;

               (e) subject to Article 10 hereof, there will not have occurred

                    (1) any material adverse change in the financial position or condition of Sequiam, its liabilities or the Sequiam Assets or any damage, loss or other change in circumstances materially and adversely affecting the Business of Sequiam or the Sequiam Assets or Sequiam's right to carry on the Business of Sequiam, other than changes in the ordinary course of business, none of which has had a Material Effect, or

                    (2) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Sequiam or the Business of Sequiam (whether or not covered by insurance) that have had a Material Effect;

               (f) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

               (g) the Escrow Agent (as that term is defined in the Subscription Agreements) shall have received duly executed Subscription Agreements for subscriptions pursuant to the Private Placement, in the aggregate, of not less than the Subscription Price, and the Escrow Agent shall have received the Subscription Price in immediately available U.S. funds and be authorized to deliver the Subscription Price to Wedge Net upon Closing; and

               (h) Wedge Net shall have received a favorable opinion, dated the Closing Date, from legal counsel to Sequiam, in form and substance satisfactory to Wedge Net and its counsel, to the effect that:

                    (1) Sequiam is a corporation duly organized and legally existing in good standing under the laws of the State of Delaware,

                    (2) all corporate acts required to be taken by or on the part of Sequiam to approve and adopt this Agreement and to authorize the Merger have been duly and validly taken,

                    (3) this Agreement and the Articles of Merger have been duly executed and delivered by Sequiam and are the legal, valid and binding agreements of Sequiam, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof,

                    (4) the par value and number of shares of authorized stock of Sequiam which will be issued and outstanding are as set forth in
Section 4.2 of this Agreement, which shares of stock are duly authorized, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act and of any relevant state securities laws or pursuant to valid exemptions therefrom,

                    (5) said counsel does not know, and has no reason to believe, that any suit, proceeding or investigation is pending or threatened against Sequiam which might have any Material Effect, or which questions the validity of this Agreement or any action taken or to be taken pursuant to or in connection with this Agreement, and

                    (6) neither the execution and delivery of this Agreement, nor any performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, Sequiam's Articles of Incorporation or Bylaws, or to the best of such counsel's knowledge, any agreement, instrument, judgment, decree, regulation or other restriction, of which such counsel has knowledge and to which Sequiam is a party or by which its properties are bound.

     9.2     WAIVER  BY  WEDGE  NET.   The  conditions  precedent set out in the
             ----------------------
preceding section are inserted for the exclusive benefit of Wedge Net, and any such condition may be waived in whole or in part by Wedge Net at or prior to Closing by delivering to Sequiam a written waiver to that effect signed by Wedge Net. In the event that the conditions precedent set out in the preceding section are not satisfied or waived on or before the Closing, Wedge Net shall be released from all obligations under this Agreement.

     9.3     CONDITIONS  PRECEDENT  IN  FAVOR  OF  SEQUIAM  AND  THE  SEQUIAM
             ----------------------------------------------------------------
SHAREHOLDERS.   The obligations of Sequiam and the Sequiam Shareholders to carry
------------
out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

               (a) all documents or copies of documents required to be executed and delivered to Sequiam hereunder will have been so executed and delivered;

               (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Wedge Net at or prior to the Closing will have been complied with or performed;

               (c) Wedge Net will have delivered the Exchange Shares to the Sequiam Shareholders at the Closing in accordance with Schedule 9.3(c), and the
                                                        ---------------
Exchange Shares will be registered on the books of Wedge Net in the name of the Sequiam Shareholders as of the Closing Date;

               (d) title to the Exchange Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

               (e) the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the California Secretary of State;

               (f) subject to Article 10 hereof, there will not have occurred:

                    (1) any material adverse change in the financial position or condition of Wedge Net, its liabilities or Wedge Net Assets or any damage, loss or other change in circumstances materially and adversely affecting Wedge Net, the Business of Wedge Net or Wedge Net Assets or Wedge Net's right to carry on the Business of Wedge Net, other than changes in the ordinary course of business, none of which has had a Material Effect, or

                    (2) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Wedge Net or the Business of Wedge Net (whether or not covered by insurance) that have had a Material Effect;

               (g) Wedge Net's issued and outstanding common share capital shall be reduced to 4,233,000 Wedge Net Common Shares by the return to treasury of 500,000 of the Wedge Net Control Shares, and Wedge Net shall have received a release in form satisfactory to Sequiam from Wedge Net Majority Shareholder in that regard;

               (h) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

               (i) the Escrow Agent (as that term is defined in the Subscription

Agreements) shall have received duly executed Subscription Agreements for subscriptions pursuant to the Private Placement, in the aggregate, of not less than the Subscription Price, and the Escrow Agent shall have received the Subscription Price in immediately available U.S. funds and be authorized to deliver the Subscription Price to Wedge Net upon Closing; and

               (j) Sequiam shall have received a favorable opinion, dated the Closing Date, from legal counsel to Wedge Net, in form and substance satisfactory to Sequiam and its counsel, to the effect that:

                    (1) each of Wedge Net and Acquisitions is a corporation duly organized and legally existing in good standing under the laws of the State of California,

                    (2) all corporate acts required to be taken by or on the part of Wedge Net and Acquisitions to approve and adopt this Agreement and to authorize the Merger have been duly and validly taken,

                    (3) this Agreement and the Articles of Merger have been duly executed and delivered by Wedge Net and Acquisitions and are the legal, valid and binding agreements of Wedge Net and Acquisitions, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof,

                    (4) the par value and number of shares of authorized stock of Wedge Net which will be issued and outstanding are as set forth in
Section 5.2 of this Agreement, which shares of stock are duly authorized, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act and of any relevant state securities laws or pursuant to valid exemptions therefrom,

                    (5) said counsel does not know, and has no reason to believe, that any suit, proceeding or investigation is pending or threatened against Wedge Net or Acquisitions which might have any Material Effect, or which questions the validity of this Agreement or any action taken or to be taken pursuant to or in connection with this Agreement, and

                    (6) neither the execution and delivery of this Agreement, nor any performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, Wedge Net's or Acquisitions' Articles of Incorporation or Bylaws, or to the best of such counsel's knowledge, any agreement, instrument, judgment, decree, regulation or other restriction, of which such counsel has knowledge and to which Wedge Net or Acquisitions is a party or by which its properties are bound.

     9.4     WAIVER  BY  COMPANY  AND  THE SEQUIAM SHAREHOLDERS.  The conditions
             --------------------------------------------------
precedent set out in the preceding section are inserted for the exclusive benefit of Sequiam and the Sequiam Shareholders, and any such condition may be waived in whole or in part by Sequiam or the Sequiam Shareholders at or prior to the Closing by delivering to Wedge Net a written waiver to that effect signed by Sequiam and the Sequiam Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied or waived on or before the Closing, Sequiam and the Sequiam Shareholders shall be released from all obligations under this Agreement.

     9.5     NATURE OF CONDITIONS PRECEDENT.  The conditions precedent set forth
             -------------------------------
in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each Party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other Party or Parties set forth in this Article 9.

     9.6     CONFIDENTIALITY.  The  Parties  hereto agree that the existence and
             ---------------
terms of this Agreement are confidential and that if this Agreement is terminated, the Parties agree to return to one another any and all financial, technical and business documents delivered to the other Party or Parties in connection with the negotiation and execution of this Agreement. Each Party shall keep the terms of this Agreement and all information and documents received from or regarding Sequiam and Wedge Net and the contents thereof confidential and not utilize nor reveal or release same; provided, however, Wedge Net may disclose such information to the extent required by law to maintain the currency of Wedge Net's filings with the Securities and Exchange Commission. Prior to the Closing, Wedge Net shall cooperate with Sequiam regarding any disclosure of information about Sequiam and its Business and shall not disclose any proprietary information that by law is not required to be disclosed at that time or absent any voluntary disclosures by Wedge Net.

                                  10.     RISK

     10.1     MATERIAL  CHANGE IN THE BUSINESS OF SEQUIAM.  If any material loss
              -------------------------------------------
or damage to the Business of Sequiam occurs prior to Closing and such loss or damage, in Wedge Net's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Wedge Net shall, within seven (7) days following any such loss or damage, by notice in writing to Sequiam, at its option, either:

               (a) terminate this Agreement, in which case no Party will be under any further obligation to any other Party; or

               (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Wedge Net's obligations to carry out the transactions contemplated hereby, be vested in Sequiam or otherwise adequately secured to the satisfaction of Wedge Net on or before the Closing Date.

     10.2     MATERIAL  CHANGE  IN  THE  BUSINESS OF WEDGE NET.  If any material
              ------------------------------------------------
loss or damage to the Business of Wedge Net occurs prior to Closing and such loss or damage, in Sequiam's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Sequiam shall, within seven (7) days following any such loss or damage, by notice in writing to Wedge Net, at its option, either:

               (a) terminate this Agreement, in which case no Party will be under any further obligation to any other Party; or

               (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Sequiam's obligations to carry out the transactions contemplated hereby, be vested in Wedge Net or otherwise adequately secured to the satisfaction of Sequiam on or before the Closing Date.

                         11.     POST-CLOSING COVENANTS

The  Parties  covenant  to  take  the  following actions after the Closing Date:

     11.1     FURTHER  INFORMATION.  Following  the  Closing,  each  Party  will
              --------------------
afford to the other Party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of Sequiam or Wedge Net, as the case may be, relating to the business of Sequiam or Wedge Net in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting Party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any Party or its affiliates and (b) for any other reasonable business purpose.

     11.2     RECORD RETENTION.  Each Party agrees that for a period of not less
              ----------------
than seven (7) years following the Closing Date, such Party shall not destroy or otherwise dispose of any of the Books and Records of Sequiam or Wedge Net relating to the business of Sequiam or Wedge Net in his or its possession with respect to periods prior to the Closing Date. Each Party shall have the right to destroy all or part of such Books and Records after the seventh anniversary of the Closing Date or, at an earlier time by giving each other Party hereto thirty (30) days prior written notice of such intended disposition and by offering to deliver to the other Party or Parties, at the other Party's or Parties' expense, custody of such Books and Records as such Party may intend to destroy. Within two (2) business days of Closing, Walters shall cause the original or certified copies of the charter documents of Wedge Net and all corporate records documents and instruments of Wedge Net, the corporate seals of Wedge Net and all books and accounts of Wedge Net to be delivered to the Replacement Officers.

     11.3     POST-CLOSING  ASSISTANCE.  Sequiam and the Sequiam Shareholders on
              ------------------------
the one hand, and Wedge Net and Walters, on the other hand, will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The Party requesting assistance shall reimburse the other Party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section
11.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the Parties hereto.

     11.4     PUBLIC FILINGS.  Forthwith after the Closing, Sequiam, the Sequiam
              --------------
Shareholders, Wedge Net and Walters agree to use all their best efforts to do the following:

               (a) file the Articles of Merger with the Secretary of State of the State of California;

               (b) File with the SEC and mail to shareholders of Wedge Net an Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, disclosing the change in control of Wedge Net and shall, ten (10) days after such filing and mailing , date the resolutions appointing Van den Brekel, Mroczkowski and Rooney, to the board of directors of Wedge Net, and forthwith date and accept the resignation of Gregory M. Walters, Dana E. Walters and Don Brady as directors and officers of Wedge Net;

               (c) file a Form D with the SEC in respect of the Private Placement (if required);

               (d) file Form 8-K with the SEC disclosing the terms of this Agreement;

               (e) take such steps as are required to request the resignation of Cordovano and Harvey, P.C., as auditors of Wedge Net and to file a Form 8-K in respect thereof with the SEC;

               (f) file reports on Forms 13D and 3 with the SEC disclosing the acquisition of the Exchange Shares by the Sequiam Shareholders; and

               (g) file such other notices, reports, forms and schedules required to be filed with the SEC as a result of this Agreement, the Merger and the transactions contemplated herein.

     11.5     BANK  ACCOUNTS.  Forthwith  after Closing, Surviving Company shall
              --------------
open one or more bank accounts (the "Surviving Company Bank Accounts") with one or more Replacement Officers as the sole authorized signatory on each account. Sequiam shall close all Sequiam Bank Accounts and transfer all funds remaining in the Sequiam Bank Accounts to the Surviving Company Bank Accounts. As of Closing, Wedge Net and Walters shall cause the Replacement Officers to be the sole authorized signatories on the Wedge Net Bank Accounts.

                        12.     SURVIVAL; INDEMNIFICATION

     12.1     SURVIVAL  OF  AGREEMENTS,  REPRESENTATIONS  AND  WARRANTIES.
              -----------------------------------------------------------
Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any Party hereto, each covenant in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the Schedules or certificates delivered pursuant to this Agreement shall survive the Closing.

     12.2     INDEMNIFICATION BY SEQUIAM AND THE SEQUIAM SHAREHOLDERS.  From and
              -------------------------------------------------------
after the Closing Date, Sequiam and the Sequiam Shareholders shall, jointly and severally, indemnify, hold harmless, protect and defend Wedge Net from and against the following:

               (a) any claim, demand, action, cause of action, loss, damage, judgment, award, settlement or compromise, debt, responsibility, liability, obligation, lien, encumbrance, cost or expense, including reasonable attorneys fees, expert witness fees, accounting fees and related costs, as incurred (collectively, "CLAIMS") arising out of, relating to or based upon or in connection with any inaccuracy in, or breach of, any of the representations or warranties, covenants or agreements of Sequiam and/or any of the Sequiam Shareholders contained in or incorporated into this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement;

               (b) any and all Taxes (other than to the extent such Taxes are reflected in the Sequiam balance sheet included in the Sequiam Financial Statements) imposed on Sequiam in respect of its income, business, property or operations or for which Sequiam may otherwise be liable for any period ending or deemed to end prior to or on the date of the Sequiam Financial Statements; and

               (c) any cost incurred by Sequiam in connection with this Agreement and the transactions contemplated hereby.

     12.3     WEDGE  NET'S INDEMNITY. From and after the Closing Date, Wedge Net
              ----------------------
and Walters shall, jointly and severally, indemnify, hold harmless, protect and defend Sequiam and the Sequiam Shareholders from and against the following:

               (a) any Claim arising out of, relating to or based upon or in connection with any inaccuracy in, or breach of, any of the representations or warranties, covenants or agreements of Wedge Net and/or Walters contained in or incorporated into this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement; and

               (b) any and all Taxes (other than to the extent such Taxes are reflected in the Wedge Net balance sheet included in the Wedge Net Financial Statements) imposed on Wedge Net in respect of its income, business, property or operations or for which Wedge Net may otherwise be liable for any period ending or deemed to end prior to or on the date of the Wedge Net Financial Statements; and

               (c) any cost incurred by Wedge Net in connection with this Agreement and the transactions contemplated hereby.

                        13.     TERMINATION OF AGREEMENT

     13.1     TERMINATION.  This  Agreement  may be terminated at any time prior
              -----------
to  the  Closing  as  follows:

               (a) by mutual written consent of Wedge Net, Sequiam and the Sequiam

Shareholders;

               (b) by Wedge Net or by Sequiam, by written notice to the other Parties hereto, if the Closing shall not have occurred on the date as established pursuant to Section 3.1 hereof (unless such event has been caused by a breach of this Agreement by the Party seeking such termination);

               (c) by Wedge Net or by Sequiam if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Merger and such court or government action is final and nonappealable;

               (d) by Wedge Net if Sequiam or the Sequiam Shareholders have failed to comply in any material respect with any of its covenants, agreements or warranties under this Agreement that are required to be complied with prior to the later of Closing or the date of such termination, or if any of the representations of Sequiam or the Sequiam Shareholders are found to be false or misleading and are not cured within ten (10) business days after receipt of notice; or

               (e) by Sequiam and the Sequiam Shareholders if Wedge Net or Walters has failed to comply in any material respect with any of its covenants, agreements or warranties under this Agreement that are required to be complied with prior to the later of Closing or the date of such termination, or if any of the representations of Wedge Net or Walters are found to be false or misleading and are not cured within ten (10) business days after receipt of notice.

Should any non-defaulting Party terminate this Agreement pursuant to Section 13.1(d) or 13.1(e), then the defaulting Party, shall, notwithstanding Section
15.1 below, be jointly and severally liable for all damages caused to the other Parties by the failure to close, subject to Article 14.

     13.2     SURVIVAL  AFTER  TERMINATION.  If this Agreement is terminated, no
              ----------------------------
Party shall have any further rights, duties or obligations thereafter arising under this Agreement, except for the provisions of Section 9.6, Article 14, and Sections 15.1, 15.3, 15.4 and 15.5, which provisions shall survive termination of this Agreement.

                   14.     LIMITATION OF LIABILITY AND REMEDY

     14.1     LIMITATION  OF LIABILITY.  In no event will any Party be liable to
              ------------------------
any other Party for any lost profits, lost savings, or other special, incidental, consequential or punitive damages suffered by such other Party arising out of or related to any breach or default (or alleged breach or default) under this Agreement, even if such Party has been advised of the possibility of such damages. Additionally, in no event will any Party's total liability to any other Party or Parties under any theory, including, but not limited to, statutory, tort, negligence, breach of contract, breach of warranty, or any other legal theory, exceed the amount of the actual and reasonable costs incurred in connection with this Agreement and the Merger and any consideration actually paid by such Party to such other Party under this Agreement. The foregoing shall not limit liability for any "Third Party Claim" (defined below) for which liability arises pursuant to

Article 12. Any Party (the "CLAIMANT") seeking to recover any liability, damages, cost, expenses or other relief hereunder, including indemnification pursuant to Article 12, from any other Party (the "RESPONDENT") must notify the Respondent in writing (each, a "CLAIM NOTICE") of any Claim relating to (a) any breach by such Respondent under this Agreement for which Claimant has (or believes it has) a remedy against such Respondent or (b) any Claim brought against the Claimant by any third person or entity for which such Respondent may be liable pursuant to the indemnity provisions set forth in Article 12 (a "THIRD PARTY CLAIM"), within one hundred eighty (180) days of such Claimant's knowledge of the Claim, or the Claim shall be barred and the Claimant shall be deemed to have waived any right to proceed against the Respondent with respect to such Claim. Each Party will cooperate with any and all other Parties in all reasonable respects in connection with the investigation and defense of any Third Party Claim brought by a third person or entity. The Respondent shall have sole control of the defense of any action on any such Third Party Claim and all negotiations for its settlement or compromise; provided, however, each Party shall have the right to retain its own counsel at its own cost and expense to participate in the defense of any such Third Party Claim to protect such Party's interests and no Party shall have the right to compromise or settle any Third Party Claim brought against any other Party.

     14.2     RECORDS  AND  COMMUNICATION.  After delivery of a Claim Notice, so
              ---------------------------
long as any right to indemnification exists pursuant to Article 12, the affected Parties each agree to retain all Books and Records related to such Claim Notice. In each instance, each Party, upon request, shall have the right to be kept fully informed by the Claimant and Respondent and their respective legal counsel with respect to any legal proceedings. Any information or documents made available to any Party hereunder and designated as confidential by the Party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the Party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the Parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third person (except for the representatives of the Party being provided with the information, in which event the Party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).
Nothing contained in this Section 14.2 shall be deemed to waive or otherwise impose upon the attorney-client privilege or any other privilege with respect to confidential information or communications.

                              15.     MISCELLANEOUS

     15.1     EXPENSES.  Each  Party  shall  be solely responsible for their own
              --------
legal and accounting fees and other expenses in connection with this Agreement, the Merger and all other obligations and transactions contemplated herein, unless otherwise specifically set forth in this Agreement.

     15.2     FURTHER ASSURANCES.  At any time and from time to time prior to or
              ------------------
after the Closing Date at the request of either Party, and without further consideration, each of Sequiam, the Sequiam Shareholders, Wedge Net, Acquisitions and Walters agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by governmental or regulatory bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements referred to in this Agreement.

     15.3     NOTICES.  All  notices, requests, demands and other communications
              -------
required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a Party may have advised the other in the manner provided in this Section 15.3):

               If to Sequiam or the Sequiam Shareholders:

                    Sequiam,  Inc.
                    300  Sunport  Lane
                    Orlando,  Florida  32809
                    Phone:  407-240-1414
                    Fax:  407-240-1431
                    Attention:  Nicolaas  Van  den  Brekel,  CEO
               with a copy to:

                    Lee,  Goddard  &  Duffy  llp
                    18500  Von  Karman  Avenue,  Suite  700
                    Irvine,  California  92612
                    Phone:  949/253-0500
                    Fax:  949/253-0505
                    Attention:  Raymond  A.  Lee,  Esq.

               If to Wedge Net or Walters:

                    Wedge  Net  Experts,  Inc.
                    1706  Winding  Ridge  Road
                    Knoxville,  Tennessee  37922
                    Phone:  858-618-1085
                    Fax:  858-618-1088
                    Attention:  Gregory  M.  Walters,  President

               with a copy to:

                    ____________________________________________

                    ____________________________________________

                    ____________________________________________


     15.4     ARBITRATION.  Any  dispute,  controversy, or claim arising out of,
              -----------
relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Party participants. In connection with any such arbitration, each Party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure. The arbitration shall be held in Orange County, California. Each of Sequiam, the Sequiam Shareholders, Wedge Net and Walters hereby irrevocably submits to the jurisdiction of the arbitrator in Orange County, California, and waives any defense based upon any claim that such Party is not subject personally to the jurisdiction of such arbitrator or the court in Orange County, California, that such arbitration is brought in an inconvenient format, or that such venue is improper.

               (a) The arbitration award shall be in writing and shall be final and binding on each of the Parties to this Agreement. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the Parties or their assets. Sequiam and each of the Sequiam Shareholders, Wedge Net and Walters acknowledge and agree that by agreeing to these arbitration provisions each of the Parties hereto is waiving any right that such Party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

     15.5     ATTORNEYS'  FEES.  In  the  event  of  any  legal,  equitable  or
              ----------------
administrative action or proceeding (a "Proceeding") brought by any Party under this Agreement, the prevailing Party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such Proceeding including costs of appeal, if any, in such amount that the arbitrator, court or administrative body having jurisdiction over such Proceeding may award.

     15.6     PUBLICITY.  No  publicity  release or announcement concerning this
              ---------
Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Wedge Net, Sequiam and the Sequiam Shareholders except as may be required by applicable law.

     15.7     ENTIRE  AGREEMENT.  This  Agreement  (including  the  Exhibits and
              -----------------
Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the Parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

     15.8     WAIVERS  AND  AMENDMENTS.  This  Agreement  may  be  amended,
              ------------------------
superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     15.9     GOVERNING LAW. To the extent that the construction, interpretation
              -------------
or enforcement of any term, condition or other provision of this Agreement is expressly addressed by or otherwise affected by the provisions of the State Corporations Law, as amended from time to time, such term, condition or other provision shall be construed, interpreted or enforced in accordance with the State Corporations Law. Otherwise, this Agreement and the respective rights, powers, privileges and authority and the respective duties, obligations and liabilities of the Parties under this Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of California, without giving effect to any principle or doctrine regarding conflicts of laws.

     15.10     BINDING  EFFECT,  NO ASSIGNMENT.  This Agreement shall be binding
               -------------------------------
upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not assignable by any Party hereto without the prior written consent of the other Parties hereto except by operation of law and any other purported assignment shall be null and void.

     15.11     COUNTERPARTS.  This  Agreement  may  be  executed  by the Parties
               ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties hereto.

     15.12     EFFECT  OF  DISCLOSURE  ON  SCHEDULES.  Any item disclosed on any
               -------------------------------------
Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

     15.13     HEADINGS.  The headings in this Agreement are for reference only,
               --------
and  shall  not  affect  the  interpretation  of  this  Agreement.

     15.14     SEVERABILITY  OF  PROVISIONS.  If any provision or any portion of
               ----------------------------
any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     15.15     CONSTRUCTION.  As  used in this Agreement, masculine, feminine or
               ------------
neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates. As used in this Agreement, knowledge by a Party expressly includes imputation of knowledge of any officer, director or controlling shareholder of such Party and knowledge of any officer, director or controlling shareholder of any subsidiary or parent of such Party. As used in this paragraph, controlling shareholder means any shareholder holding five percent (5%) or more of a corporation's common or collective voting stock.

                    [signatures begin on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

"WEDGE  NET"                               "ACQUISITIONS"

WEDGE  NET  EXPERTS,  INC.,                SEQUIAM  ACQUISITIONS,  INC.,
A  CALIFORNIA  CORPORATION                 A  CALIFORNIA  CORPORATION

By:                                        By:
    ----------------------------------         ---------------------------------
     Gregory  M.  Walters,  President           Gregory M. Walters, President


"WALTERS"                                  "SEQUIAM"
                                           SEQUIAM,  INC.
                                           A  DELAWARE CORPORATION


--------------------------------------
GREGORY  M.  WALTERS,
an  individual                             By:
                                               ---------------------------------
                                                Nicolaas H. Van den Brekel, CEO

"VAN  DEN  BREKEL"                         "MROCZKOWSKI"


--------------------------------------      ------------------------------------
NICOLAAS H. VAN DEN BREKEL,                 MARK L. MROCZKOWSKI,
an  individual                              an  individual

"BREKEL"                                    "ROONEY"

BREKEL  GROUP,  INC.,
A  DELAWARE  CORPORATION                    ------------------------------------
                                            JAMES W. ROONEY, Trustee  of  the
                                            James W. Rooney Living Trust

By:
     ---------------------------------
     Mark L. Mroczkowski, President



The schedules to this Agreement are excluded from this report but will be provided to the Securities and Exchange Commission upon request.